EXHIBIT 21

Subsidiaries of Argo Group International Holdings, Ltd.

Company Name	State of Incorporation
Barr’s Bay Property Ltd (40% ownership)	Bermuda
The Argo Foundation	Bermuda
PXRE Capital Statutory Trust II	Connecticut
PXRE Capital Trust III	Delaware
PXRE Capital Statutory Trust V	Connecticut
PXRE Capital Trust VI	Delaware
Argo Re, Ltd.	Bermuda
Argo Irish Holdings I, Ltd.	Bermuda
Argo Irish Holdings II	Bermuda
PXRE Reinsurance (Barbados), Ltd.	Barbados
Mid Atlantic Risk Systems, Ltd.	Bermuda
Argo International Holdings, Ltd.	United Kingdom
Argo Underwriting Agency, Ltd.	United Kingdom
Argo Management Services, Ltd.	United Kingdom
Argo Management Holdings, Ltd.	United Kingdom
Argo Managing Agency, Ltd.	United Kingdom
Argo Direct, Ltd.	United Kingdom
Argo (No. 604), Ltd.	United Kingdom
Argo (No. 616), Ltd.	United Kingdom
Argo (No. 607), Ltd.	United Kingdom
Argo (No. 617), Ltd.	United Kingdom
Argo (No. 703), Ltd.	United Kingdom
Argo (No. 704), Ltd.	United Kingdom
Argo (Alpha), Ltd.	United Kingdom
Argo (Beta), Ltd.	United Kingdom
Argo Financial Holding, Ltd. (Ireland)	Ireland
Argo Solutions, SA	Belgium
Argo Group US, Inc.	Delaware
PXRE Capital Trust I	Delaware
Argonaut Group Statutory Trust	Connecticut
Argonaut Group Statutory Trust III	Delaware
Argonaut Group Statutory Trust IV	Delaware
Argonaut Group Statutory Trust V	Delaware
Argonaut Group Statutory Trust VI	Connecticut
Argonaut Group Statutory Trust VII	Delaware
Argonaut Group Statutory Trust VIII	Delaware
Argonaut Group Statutory Trust IX	Delaware
Argonaut Group Statutory Trust X	Delaware
Argonaut Management Services, Inc.	Delaware
Argus Reinsurance Intermediaries, Inc.	Texas
Argonaut Fund to Secure the Future	Texas
Trident Insurance Services, LLC	Texas
Trident Insurance Services of New England, Inc.	Massachusetts
Colony Management Services, Inc.	Virginia
Colony Agency Services, Inc.	Virginia
Argonaut Claims Management, LLC	Texas
Argonaut Claims Services, Ltd.	Texas
Colony Insurance Company	Virginia
Colony Specialty Insurance Company	Ohio
Colony National Insurance Company	Virginia

Argonaut Insurance Company	Illinois
Argonaut-Midwest Insurance Company	Illinois
Argonaut-Southwest Insurance Company	Illinois
Argonaut Great Central Insurance Company	Illinois
Insight Insurance Services, Inc.	Illinois
Select Markets Insurance Company	Illinois
Argonaut Limited Risk Insurance Company	Illinois
Central Insurance Management, Inc.	Illinois
Grocers Insurance Agency, Inc.	Oregon
AGI Properties, Inc.	California
Rockwood Casualty Insurance Company	Pennsylvania
Somerset Casualty Insurance Company	Pennsylvania
Mid-State Insurance Underwriters, Inc.	Pennsylvania
Coal Operators Indemnity Company	Pennsylvania
ARIS Title Insurance Corporation	New York